UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): January 21, 2015

LANNETT COMPANY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Commission File No. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

9000 State Road

Philadelphia, PA 19136

(215) 333-9000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders (“the Annual Meeting”) of Lannett Company, Inc. (the “Company”) held on January 21, 2015, three proposals were voted on by the Company’s stockholders.  The proposals are described in detail in the Company’s definitive proxy statement filed on December 16, 2014 in connection with the Annual Meeting.  A brief description of the proposals and the final results of the votes for these matters are as follows:

1.              The stockholders elected all five director nominees to serve as members of the Company’s board of directors until the Company’s next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

The number of votes cast for or withheld, for each nominee, were as follows:

	Votes For	Votes Withheld

Jeffrey Farber	11,983,825	4,171,526

Arthur P. Bedrosian	12,470,671	3,684,680

David Drabik	11,958,548	4,196,803

Paul Taveira	11,957,362	4,197,989

Jim Maher	12,058,643	4,096,708

2.              The stockholders ratified the appointment of Grant Thornton, LLP as independent auditors. The number of votes cast for, against, or abstained were as follows:

Votes For:  26,023,715

Votes Against:  292,983

Abstain:  210,327

3.              The stockholders approved, on a non-binding advisory basis, the Fiscal 2014 compensation of the Company’s named executive officers.  The number of votes cast for, against, or abstained were as follows:

Votes For:  15,486,283

Votes Against:  528,097

Abstain:  140,971

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LANNETT COMPANY, INC

By:	/s/ Arthur P. Bedrosian
Chief Executive Officer
Date: January 26, 2015